UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2011 (April 7, 2011)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia 22182
 (Address of principal executive offices, zip code)

(646) 239-1690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2011, Medgenics, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering of 2,460,000 shares of common stock of the Company, $0.0001 par value per share (“Common Stock”), and warrants to purchase up to 2,460,000 shares of Common Stock (the “Warrants”).  In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable one or more times for 45 days, to purchase up to a total of 369,000 additional shares of the Company’s Common Stock and additional Warrants to purchase up to 369,000 shares of Common Stock.  The shares are being offered to the public at $4.54 per share, and the Warrants are being offered to the public at $0.46 per Warrant.  Subject to customary closing conditions, the Underwriters expect to deliver the shares to the purchasers on or about April 13, 2011.  The Company expects to receive net proceeds from this offering, excluding the exercise of the Underwriters’ over-allotment option, of approximately $10 million after deducting underwriting discounts and commissions and the 3% corporate finance fee, and estimated transaction expenses of approximately $930,000.  The shares are being offered and sold pursuant to a prospectus, dated April 7, 2011, under the Company’s Registration Statement on Form S-1 (File No. 333-170425).

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 8, 2011, concurrently with the listing of the Company’s Common Stock on the NYSE-Amex, the Company’s Board of Directors amended its Amended and Restated By-Laws to clarify that shares of the Company’s Common Stock may be issued in uncertificated form, upon resolution of the Company’s Board of Directors.

The foregoing summary of changes to the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 7, 2011, between Medgenics, Inc. and Roth Capital Partners, LLC, as the representative of the underwriters named therein

3.1	Amendment to Amended and Restated By-Laws of Medgenics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin
Title: Director of Finance and Administration

Date:  April 11, 2011